As filed with the Securities and Exchange Commission on September 12, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SOTHEBY’S

(Exact name of registrant as specified in its charter)

Delaware	38-2478409
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1334 York Avenue

New York, New York 10021

(212) 606-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gilbert L. Klemann, II

Executive Vice President, Worldwide General Counsel and Secretary

c/o Sotheby’s

1334 York Avenue

New York, New York 10021

(212) 606-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd R. Chandler, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of securities of each identified class of securities is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

DEBT SECURITIES

Sotheby’s (“Sotheby’s”) may from time to time offer to sell its debt securities, which may be in the form of notes or other types of debt.

Sotheby’s may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Sotheby’s will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus. Sotheby’s will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The principal executive office of the registrant is located at 1334 York Avenue, New York, New York 10021, and their telephone number at that address is (212) 606-7000.

Investing in the securities involves risks. See “Risk Factors” on page 3 of this prospectus to read about factors you should consider before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is September 12, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Act of 1933 (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus and any prospectus supplement (and any information incorporated by reference herein or therein) and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in our subsequent filings with the SEC that are incorporated by reference that is inconsistent with this prospectus or any earlier prospectus supplement or filing incorporated by reference will supersede the information in this prospectus or any earlier prospectus supplement or filing incorporated by reference.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us” and “our” are to Sotheby’s and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance with these requirements, we file reports and other information relating to our business and to other matters with the SEC. We are required to disclose in such reports certain information concerning our results of operations and financial condition, our officers and directors, our principal shareholders, any material interests of such persons in transactions with us and other matters. Our filed reports and other information can be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports and other information regarding the registrant that it files electronically with the SEC. The address of such site is: http://www.sec.gov.

Our Internet website is www.sothebys.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC. Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain documents into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file or otherwise incorporate by reference herein later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed below.

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Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012, including portions of our definitive proxy statement on Schedule 14A, filed on March 28, 2012, incorporated by reference therein;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed on May 10, 2012;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed on August 7, 2012;

•	Our Current Reports on Form 8-K filed on March 16, 2012, August 17, 2012 and September 6, 2012; and

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any of our future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed; provided that this prospectus will not incorporate any information that we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K unless specifically provided in such Form 8-K.

Upon your oral or written request, we will provide you with a copy of any of these documents at no cost. Requests should be directed to Investor Relations, Sotheby’s, 1334 York Avenue, New York, New York, 10021 (212) 894-1023.

PROSPECTUS SUMMARY

Business

We are one of the world’s two largest auctioneers of authenticated fine and decorative art, jewelry and collectibles (collectively, “art” or “works of art” or “artwork” or “property”). In 2011, we accounted for approximately $5 billion, or 51%, of the total aggregate auction sales of the two major auction houses within the global auction market.

Our operations are organized under three segments: Auction, Finance and Dealer. Sotheby’s Auction segment functions principally as an agent by offering works of art for sale at auction and by brokering private sales of artwork. We also operate as a dealer in works of art through our Dealer segment, conduct art-related financing activities through our Finance segment and are engaged, to a lesser extent, in brand licensing activities.

We were initially incorporated in Michigan in August 1983. In October 1983, we acquired Sotheby Parke Bernet Group Limited, which was then a publicly held company listed on the International Stock Exchange of the United Kingdom and which, through its predecessors, had been engaged in the auction business since 1744. In 1988, we issued shares of our common stock to the public. In June 2006, we reincorporated in the State of Delaware. Our common stock is listed on the New York Stock Exchange (the “NYSE”) and trades under the symbol “BID.” As successor to the business that began in 1744, we are the oldest company listed on the NYSE.

Corporate Information

Our registered and principal executive offices are located at 1334 York Avenue, New York, New York, 10021, and our telephone number at that address is (212) 606-7000.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and “Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012, each of which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus or in the documents incorporated by reference herein that are based on our management’s beliefs and assumptions and on information available to our management at the time of such statements. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “foresee,” “project” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in our forward-looking statements. You should not put undue reliance on any forward-looking statements.

The risk factors discussed under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and “Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus, could cause our results to differ materially from those expressed in forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, risks related to:

•	the overall strength of the international economy and financial markets;

•	political conditions in various nations and the effect of any government laws and regulations;

•	foreign currency exchange rate movements;

•	competition with other auctioneers and art dealers;

•	the success of our risk reduction and margin improvement efforts and other strategic initiatives;

•	the amount of quality property being consigned to art auction houses;

•	the marketability and demand at auction of such property;

•	the risk of loss resulting from the potential inaccurate valuation of art subject to auction guarantees;

•	the loss of our key personnel; and

•	the effect of various tax matters.

There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update any forward-looking statements other than as required by law.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, we will use the net proceeds from the sale of any debt securities that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, investments in business operations, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus.

	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012	Year Ended December 31,
			2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges (a)	11.8x	5.7x	6.0x	5.5x	1.3x	2.1x	9.7x

(a)	For the purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from adding (1) income before taxes, (2) fixed charges, and (3) distributed income from equity investees. Fixed charges is the sum of (1) cash interest expense, (2) amortization of debt discounts, (3) amortization of debt issuance costs and credit facility fees, and (4) an estimate of one-third of rental expense to be the amount representing interest.

PLAN OF DISTRIBUTION

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the debt securities offered under this prospectus.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in the prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

RETROACTIVE PRESENTATION FOR CHANGE IN ACCOUNTING PRINCIPLE

During the first quarter of 2012, we adopted a newly issued accounting standard regarding the presentation of comprehensive income. This standard was issued to increase the prominence of items reported in other comprehensive income. Accordingly, beginning with our Form 10-Q filing for the quarterly period ended March 31, 2012, we have presented all non-owner changes in shareholders’ equity in a separate consolidated statement of comprehensive income. The standard does not change: (a) the items that must be reported in other comprehensive income, (b) when an item of other comprehensive income must be reclassified to net income, (c) the requirement to disclose the tax effect for each component of other comprehensive income or (d) how earnings per share is calculated or presented. The adoption of this standard in the first quarter of 2012 impacted our financial statement presentation only.

The following table presents the retroactive presentation of the accounting standard regarding the presentation of our comprehensive income for the following periods (in thousands):

Year ended December 31,	2011	2010	2009
Net income (loss)	$171,416	$160,950	$(6,528)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments(1)
Cumulative translation adjustment	(7,006)	(4,342)	20,159
Reclassification adjustment for cumulative translation adjustment gain recognized in net income (loss) upon disposal of foreign business	—	—	(3,414)

Total foreign currency translation adjustments	(7,006)	(4,342)	16,745

Defined benefit pension plan (losses) gains:
Net unrealized (losses) gains related to defined benefit pension plans(2)	(27,964)	23,732	(3,873)
Amortization of previously unrecognized net pension losses into net income (loss)(3)	—	9	9

Total defined benefit pension plan (losses) gains	(27,964)	23,741	(3,864)

Other comprehensive (loss) income	(34,970)	19,399	12,881

Total comprehensive income	$136,446	$180,349	$6,353

(1)	For the years ended December 31, 2011, 2010 and 2009, an income tax (benefit) expense of $0, ($3.0) million and $1.9 million, respectively, was provided on the earnings of certain foreign subsidiaries which are not intended to be indefinitely reinvested.
(2)	Net of taxes of $9.3 million, $8.8 million and $1.5 million in 2011, 2010 and 2009, respectively.
(3)	Net of taxes of $0, $3 thousand and $4 thousand in 2011, 2010 and 2009, respectively.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following statement sets forth the expenses of Sotheby’s (the “Registrant”) in connection with the offering described in this registration statement (all of which will be borne by the Registrant). All amounts shown are estimated.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Audit fees and expenses		+
Miscellaneous expenses		+
Trustee fees and expenses		+

Total	$	+

*	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.
+	Estimated expenses are not presently known.

The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrant anticipates that it will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers

The Registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (“DGCL”) enables a corporation in its original certificate of incorporation or an amendment to its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transactions from which a director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding provided that the director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that the director or officer has no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding provided that the director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that the director or officer has no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit provided that the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or another court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue of matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liabilities under Section 145.

By-law Provisions on Indemnification. The By-laws of the Registrant set forth the extent to which its directors, officers, and employees may be indemnified by the Registrant against liabilities which they may incur while serving in such capacity. The By-laws generally provide that the Registrant shall indemnify, to the full extent permitted by the law, its directors and officers (and to such person’s heirs, executors, administrators or other legal representatives) who are or were a party to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was the director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Registrant shall pay the expenses of such directors and officers incurred in defending any proceeding in advance of its final disposition, provided that the director or officer makes an undertaking to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified.

The By-laws additionally generally provide that the Registrant may indemnify, to the full extent permitted by the law, every employee who is not a director or officer (and to such person’s heirs, executors, administrators or other legal representatives) under terms similar to the indemnification of officers and directors described in the preceding paragraph. The advancement of expenses of an employee who is not an officer or director shall be made in a manner provided for by the Board of Directors.

To the extent permitted by the law, the Board of Directors may authorize the purchase and maintenance of insurance to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Registrant under the provisions of the By-Laws.

The Registrant’s By-Law indemnification rights are contract rights of each indemnified person that vest at the time of the indemnified person’s service in one of the stated capacities and continue after the person’s service ends. The Registrant, its Board of Directors and its shareholders may not terminate these rights with respect to a person’s service prior to the date of such termination. Any amendment of the By-Laws that in any way diminishes or limits any right of indemnification shall be prospective only and shall not adversely affect any indemnification right as to any actual or alleged act or omission previously existing.

The rights conferred by the By-Laws are not exclusive of any other rights which a person may have or acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

The above discussion of the By-Laws of the Registrant and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such By-Laws and the DGCL.

Item 16.	Exhibits

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

4.1*	Indenture, dated as of September 12, 2012, between Sotheby’s and U.S. Bank National Association, as trustee

5.1*	Opinion of Weil, Gotshal & Manges LLP

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 filed herewith)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney (included on signature page)

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the U.S. Bank National Association under the Indenture

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of September, 2012.

SOTHEBY’S

By:	/S/ WILLIAM S. SHERIDAN
William S. Sheridan Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints William F. Ruprecht, William S. Sheridan and Kevin M. Delaney, and each of them, such person’s true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead (including in the capacity indicated below), to sign for such person, any and all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 12, 2012.

Signature	Title	Date

/S/ WILLIAM F. RUPRECHT William F. Ruprecht	President, Chief Executive Officer and Director	September 12, 2012

/S/ WILLIAM S. SHERIDAN William S. Sheridan	Executive Vice President and Chief Financial Officer	September 12, 2012

/S/ KEVIN M. DELANEY Kevin M. Delaney	Senior Vice President, Controller and Chief Accounting Officer	September 12, 2012

/S/ MICHAEL I. SOVERN Michael I. Sovern	Chairman of the Board	September 12, 2012

/S/ DUKE OF DEVONSHIRE Duke of Devonshire	Deputy Chairman of the Board	September 12, 2012

/S/ JOHN M. ANGELO John M. Angelo	Director	September 12, 2012

/S/ MICHAEL BLAKENHAM Michael Blakenham	Director	September 12, 2012

Signature	Title	Date

/S/ STEVEN B. DODGE Steven B. Dodge	Director	September 12, 2012

/S/ DANIEL MEYER Daniel Meyer	Director	September 12, 2012

/S/ ALLEN QUESTROM Allen Questrom	Director	September 12, 2012

/S/ MARSHA E. SIMMS Marsha E. Simms	Director	September 12, 2012

Diana L. Taylor	Director	September 12, 2012

Robert S. Taubman	Director	September 12, 2012

/S/ DENNIS M. WEIBLING Dennis M. Weibling	Director	September 12, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

4.1*	Indenture, dated as of September 12, 2012, between Sotheby’s and U.S. Bank National Association, as trustee

5.1*	Opinion of Weil, Gotshal & Manges LLP

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 filed herewith)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney (included on signature page)

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the U.S. Bank National Association under the Indenture

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.